UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

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Zafgen, Inc.

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Zafgen, Inc.

175 Portland Street, 4th Floor

Boston, MA 02114

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Zafgen, Inc. will be held on Thursday, June 25, 2015, at 9:00 a.m. Eastern Time, at the offices of Goodwin Procter at 53 State Street, Exchange Place, Boston, Massachusetts 02109. The purpose of the meeting is the following:

1.    to elect two directors, Bruce Booth, Ph.D. and Avi Goldberg, to serve as Class I directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2.    to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.    to ratify the 2014 Stock Option and Incentive Plan; and

4.    to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

Only Zafgen, Inc. stockholders of record at the close of business on April 27, 2015, will be entitled to vote at the meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors,

Thomas E. Hughes, Ph.D.

Chief Executive Officer and Director

Boston, Massachusetts

April 30, 2015

ZAFGEN, INC.

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors (the “Board of Directors”) has made this Proxy Statement (the “Proxy Statement”) and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2015 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by April 30, 2015.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 25, 2015: This Proxy Statement, the accompanying proxy card or voting instruction card and our 2014 Annual Report on Form 10-K are available at http://www.proxyvote.com.

In this Proxy Statement, the terms “Zafgen,” “we,” “us,” and “our” refer to Zafgen, Inc. The mailing address of our principal executive offices is Zafgen, Inc., 175 Portland Street, 4th Floor, Boston, MA 02114.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 27, 2015, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 26,894,157 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of our preferred stock were outstanding as of April 27, 2015.

Quorum; Abstentions; Broker Non-Votes

Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1 and 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to those proposals, your broker may not vote for those proposals, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

In Person

If you are a stockholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the

Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Zafgen, Inc., 175 Portland Street, 4th Floor, Boston, MA 02114, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

Expenses of Solicitation

Zafgen is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in preparing, mailing, returning, and tabulating the proxies. We have also hired Laurel Hill for the solicitation of votes described above for a fee of $6,700 plus $5 for each telephone solicitation and reimbursement of out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 26, 2016, and March 27, 2016. If the date of the next annual meeting of the stockholders is scheduled to take place before May 26, 2016, or after August 24, 2016, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, any stockholder proposal intended to be included in the Proxy Statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than January 1, 2016. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s Proxy Statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Proposal 3 requests stockholder ratification of our 2014 Stock Option and Incentive Plan. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are the current Class I members: Bruce Booth, Ph.D. and Avi Goldberg. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2018 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class I Directors

The names of the nominees for Class I directors and certain information about each as of March 17, 2015 are set forth below.

Name	Positions and Offices Held with Zafgen	Director Since	Age
Bruce Booth, Ph.D.	Director	2006	40
Avi Goldberg	Director	2005	39

Directors Not Standing for Election or Re-Election

The names of and certain information as of March 17, 2015 about the members of the Board of Directors who are not standing for election or re-election at this year’s Annual Meeting are set forth below.

Name	Positions and Offices Held with Zafgen	Director Since	Class and Year in Which Term Will Expire	Age
Peter Barrett, Ph.D.	Chairman of the Board of Directors	2006	Class II – 2016	62
Kevin P. Starr	Director	2006	Class II – 2016	52
Frances K. Heller	Director	2014	Class II – 2016	48
Thomas E. Hughes, Ph.D.	Director and Chief Executive Officer	2008	Class III – 2017	55
John L. LaMattina, Ph.D.	Director	2013	Class III – 2017	65
Frank E. Thomas	Director	2014	Class III – 2017	45

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the nominating and corporate governance committee of our Board of Directors.

Thomas E. Hughes, Ph.D. Dr. Hughes has served as our Chief Executive Officer and a member of our Board of Directors since October 2008. From October 2008 until June 2014, Dr. Hughes also served as President. From 1987 to 2008, he held several positions at Novartis AG (and formerly Sandoz Pharmaceuticals) including vice president and global head of the cardiovascular and metabolic diseases therapeutic area at the Novartis Institutes for BioMedical Research in Cambridge, MA. In these roles, he oversaw many drug discovery and development projects targeting obesity, diabetes and heart disease. Dr. Hughes is the author of over 40 peer-reviewed publications and is an inventor on numerous issued and pending patents related to the treatment of diabetes, cardiovascular disease and obesity. Dr. Hughes holds a Ph.D. in nutritional biochemistry from Tufts University, an M.S. in Zoology from Virginia Polytechnic Institute & State University and a B.A. in biology from Franklin and Marshall College. Dr. Hughes’ qualifications to sit on our Board of Directors include his extensive knowledge of the obesity and metabolic disease industry combined with his leadership, executive, managerial and pharmaceutical company experience, and his more than 25 years of industry experience in the development and commercialization of pharmaceutical products.

Peter Barrett, Ph.D. Dr. Barrett has served as the chairman of our Board of Directors since August 2006. Dr. Barrett joined Atlas Venture, an early-stage venture capital fund, in 2002, and currently serves as a partner in the life sciences group. Previously, from 1998 to 2002, he was a co-founder, executive vice president and chief business officer of Celera Genomics. Prior to Celera, from 1979 to 1998, Dr. Barrett held senior management positions at the Perkin-Elmer Corporation, most recently serving as vice president, corporate planning and business development. Dr. Barrett served on the boards of directors of SciClone Pharmaceuticals, Inc. from 2011 to 2013, and Helios BioSciences Corporation from 2003 to 2012. Dr. Barrett currently serves on the boards of directors of the Perkin-Elmer Corporation, Vitae Pharmaceuticals, Inc. (until May 2015) and several privately held companies. Dr. Barrett is currently vice chairman of the advisory council of the Barnett Institute of Chemical and Biological Analysis at Northeastern University, as well as adjunct professor at the Barnett Institute. He also serves as president of the Autism Consortium, a non-profit institution and is a member of the research council at Boston Children’s Hospital. Dr. Barrett holds a B.S. in chemistry from Lowell Technological Institute (now known as the University of Massachusetts, Lowell) and a Ph.D. in analytical chemistry from Northeastern University. He also completed Harvard Business School’s Management Development Program. Dr. Barrett’s qualifications to sit on our Board of Directors include his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development and business strategy of multiple start-up companies in the life sciences sector.

Bruce Booth, Ph.D. Dr. Booth has served as a member of our Board of Directors since August 2006. Dr. Booth joined Atlas Venture in 2005, and currently serves as partner in the life sciences group. Previously, from 2004 to 2005, Dr. Booth was a principal at Caxton Health Holdings L.L.C., a healthcare-focused investment firm, where he focused on the firm’s venture capital activities. Prior to Caxton, from 1999 to 2004, he was an associate principal at McKinsey & Company, a global strategic management consulting firm, where he advised clients on R&D productivity, corporate strategy and business development issues across the biopharmaceutical sector. Dr. Booth serves on the board of several privately held companies as well as on UCB Pharma’s New Medicines Scientific Advisory Board, and participates on several other advisory boards for pharmaceutical companies and academic medical centers. Dr. Booth is also a trustee of the New York Academy of Medicine. As a British Marshall Scholar, Dr. Booth holds a Ph.D. in molecular immunology from the Oxford University’s Nuffield Department of Medicine and a B.S. in biochemistry, summa cum laude, from the Pennsylvania State University. Dr. Booth’s qualifications to sit on our Board of Directors include his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development and business strategy of multiple start-up companies in the life sciences sector.

Avi Goldberg. Mr. Goldberg has served as a member of our Board of Directors since November 2005. Mr. Goldberg is a serial entrepreneur and proven operational leader with over 15 years of experience building and operating leading technology companies. Since August 2013, Mr. Goldberg has served as Chief Executive Officer of Dispatch. From 2004 to 2013 Mr. Goldberg served as the Co-founder and Chief Operating Officer of GreatPoint Energy, where he was responsible for managing all business development, legal, financial and operational planning functions for the company. Previously, from 2000 to 2004, Mr. Goldberg co-founded Coatue Corporation, a microelectronics company developing novel polymer materials for use in the semiconductor industry. As the Chief Operating Officer and member of the Board of Directors, he was instrumental in assembling the executive team, securing venture and debt financing, and negotiating the purchase of the company in June 2003 by Advanced Micro Devices. From 1998 to 2000, Mr. Goldberg served as Director of Worldwide Sales and Network Optimization for Cignal Global Communications, a pioneer in voice over data network communications, where he managed global sales and cost containment for Cignal’s core business units, generating over $50 million a year in revenue. Mr. Goldberg graduated magna cum laude from Boston University with a B.A. in political science and strategic intelligence. Mr. Goldberg’s qualifications to sit on our Board of Directors include his extensive operating and managerial experiences.

Frances K. Heller. Ms. Heller has served as a member of our Board of Directors since September 2014 and previously from 2011 to 2012. Ms. Heller has nearly 25 years of experience in the pharmaceutical and biotech industries with expertise in business development, licensing and legal affairs. Most recently, she was senior vice president of business development at Bristol-Myers Squibb and a Trustee of the Bristol-Myers Squibb Foundation. Ms. Heller currently serves as a trustee of the Dana Farber Cancer Institute and is a member of the board of directors at Affinivax, a private biotech company and Diagnostics for All, a non-profit organization dedicated to the creation of low-cost, easy-to-use, point-of-care diagnostic devices designed specifically for the developing world. Prior to joining Bristol-Meyers Squibb, she was executive vice president of business development at Exelixis Pharmaceuticals and, prior to joining Exelixis, Ms. Heller was head of strategic alliances at Novartis Pharmaceuticals. Ms. Heller is an instructor and guest lecturer at several universities as an expert in the business of strategy setting, deal making and negotiation. Ms. Heller is a member of the California State Bar and licensed by the U.S. Patent and Trademark Office. She holds a B.S. in biology from Tulane University, an M.A. in biology from American University and a J.D. from Golden Gate University School of Law. We believe that Ms. Heller’s extensive experience in the pharmaceutical and biotechnology industry qualifies her to serve on our Board of Directors.

John L. LaMattina, Ph.D. Dr. LaMattina has served as a member of our Board of Directors since December 2013. Since 2009, Dr. LaMattina has been a senior partner at PureTech Ventures, a technology development company focusing on biotech investments. Prior to that, Dr. LaMattina spent 30 years at Pfizer Inc. beginning as a medicinal chemist in 1977. During his career, he was appointed to various positions of increasing responsibility for Pfizer Central Research, including Vice President of U.S. Discovery Operations in 1993, Senior Vice

President of Worldwide Discovery Operations in 1998, Senior Vice President of Worldwide Development in 1999 and President of Pfizer Global R&D in 2003. Dr. LaMattina graduated with cum laude honors from Boston College with a B.S. in Chemistry. He received a Ph.D. from the University of New Hampshire in Organic Chemistry and subsequently was at Princeton University in the National Institutes of Health Postdoctoral Fellowship program. From 2008 to 2012, Dr. LaMattina served on the Board of Directors of Human Genome Sciences. From 2008 to 2010, Dr. LaMattina served on the Board of Directors of Neurogen Corp. Dr. LaMattina currently serves on several boards, including the Board of Directors of Ligand Pharmaceuticals and the Scientific Advisory Board for Trevena Pharmaceuticals. Dr. LaMattina’s qualifications to sit on our Board of Directors include his valuable pharmaceutical experience, including his service at Pfizer Inc., one of the world’s largest pharmaceutical companies, in addition to his experience on several boards and involvement in the biotechnology industry through his position as a senior partner at PureTech.

Kevin P. Starr. Mr. Starr has served as a member of our Board of Directors since December 2006. In April 2007, Mr. Starr co-founded Third Rock Ventures, a venture capital firm where he remains a partner. From January 2003 to March 2007, Mr. Starr undertook a number of entrepreneurial endeavors in the life science and entertainment industries. From December 2001 to December 2002, Mr. Starr served as chief operating officer of Millennium Pharmaceuticals, Inc. He also served as Millennium’s chief financial officer from December 1998 to December 2002. Mr. Starr currently serves on the Board of Directors of Agios Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Inc. and SAGE Therapeutics. Mr. Starr received an M.S. in corporate finance from Boston College and a B.S./B.A. in mathematics and business from Colby College. Mr. Starr’s qualifications to serve on our Board of Directors include his executive management roles with responsibility over key financial and business planning functions and experience in the formation, development and business strategy of multiple start-up companies in the life sciences sector.

Frank E. Thomas. Mr. Thomas has served as a member of our Board of Directors since June 2014. He joined AMAG Pharmaceuticals, Inc. in August 2011 as its Executive Vice President, Chief Financial Officer and Treasurer, and served as its Executive Vice President and Chief Operating Officer until his promotion to President in April 2015. Prior to joining AMAG, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., a commercial stage medical diagnostics company, from October 2008 to July 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., a public biopharmaceutical company, from April 2004 to March 2008, where he was promoted to President in June 2006 and Chief Executive Officer in December 2006 from the position of Senior Vice President and Chief Financial Officer. He also served on the Board of Directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas served as the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc., a biopharmaceutical company. Mr. Thomas was a member of the Board of Directors of the Massachusetts Biotechnology Council from 2007 to 2015. Mr. Thomas holds a B.B.A. from the University of Michigan, Ann Arbor. We believe that Mr. Thomas’ extensive management experience at biopharmaceutical companies qualifies him to serve on our Board of Directors.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class I director nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the audit committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

PricewaterhouseCoopers LLP has audited our consolidated financial statements for the fiscal years ended December 31, 2014 and 2013. We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

PricewaterhouseCoopers LLP Fees

The following table sets forth the fees that our independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm, billed to us for audit and other services for the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees	$954,440	$523,650
Audit-Related Fees	—	—
Tax Fees	38,050	23,447
All Other Fees	—	—

Total	$992,490	$547,097

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2014 audit fees is $547,992 of fees billed in connection with our initial public offering in June 2014. Included in the 2013 audit fees is $260,000 of fees billed in connection with our initial public offering in June 2014.

Audit-Related Fees. There were no such fees incurred in 2014 or 2013.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by PricewaterhouseCoopers LLP.

All Other Fees. We did not incur any other fees in 2014 or 2013.

Pre-Approval of Audit and Non-Audit Services

It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of

PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL 3

RATIFICATION OF 2014 STOCK OPTION AND INCENTIVE PLAN

Our Board of Directors believes that stock options and other stock-based incentive awards are an important part of compensation to our employees and consultants which allow the Company to stay competitive in the market for experienced employees while aligning the interests of employees with stockholders. As we are in Phase 3 clinical trials with our most advanced program in Prader-Willi syndrome, we anticipate the need to grow as a later stage company and to enable early commercialization activities. As such, the Board of Directors believes that we need to maintain a competitive position in attracting, retaining and motivating employees and consultants. In order to remain competitive, a major component of employee compensation in the Boston market is the award of stock options, and it is incumbent upon the Board of Directors and the Company to ensure that the award of stock options under our 2014 Stock Option and Incentive Plan (the “2014 Plan”) is tax efficient under IRS regulations.

Prior to our initial public offering, the Board of Directors and our stockholders approved the 2014 Plan. Under pertinent IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code) under the 2014 Plan prior to the earlier of (i) the material modification of the 2014 Plan or (ii) our 2018 annual meeting of stockholders (the “Reliance Period”) are not subject to the cap on the Company’s tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board of Directors seeks stockholders ratification of the 2014 Plan so that certain grants made to Covered Employees under the 2014 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as “performance-based compensation” under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the Company’s tax deduction imposed by Section 162(m) of the Code.

Our Board of Directors therefore believes that the ratification of the 2014 Plan is in the best interest of our stockholders given our current plans on hiring and the highly competitive environment in which we recruit and retain employees and consultants. If the stockholders do not ratify the 2014 Plan, the Company will either not make grants to Covered Employees under the 2014 Plan after the Reliance Period or will seek stockholder approval of a new stock plan before the end of the Reliance Period.

Summary of Material Features of the 2014 Plan

The material features of the 2014 Plan are:

•	2,000,000 shares of common stock were initially reserved for issuance under the 2014 Plan as well as 168,221 shares of common stock reserved for issuance under our Amended and Restated 2006 Stock Option Plan, as amended (the “2006 Plan”), which were added to the shares reserved under the 2014 Stock Option Plan in conjunction with our initial public offering in June 2014. On January 1, 2015, the number of shares reserved and available for issuance under the 2014 Plan increased by 915,166 shares of common stock pursuant to a provision in the 2014 Plan that provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2015, by 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or such lesser number as determined by the compensation committee;

•	Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2014 Plan and our 2006 Plan are added back to the shares of common stock available for issuance under the 2014 Plan;

•	Shares of common stock reacquired by the Company on the open market will not be added to the reserved pool under the 2014 Plan;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	Any material amendment to the 2014 Plan is subject to approval by our stockholders; and

•	The term of the 2014 Plan will expire on June 4, 2024.

Based solely on the closing price of our common stock as reported by The NASDAQ Global Select Market on March 17, 2015, and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the 2014 Plan is $89,914,121.

Qualified Performance-Based Compensation under Section 162(m) of the Code

To ensure that certain awards granted under the 2014 Plan to Covered Employees qualify as “performance-based compensation” under Section 162(m) of the Code, the 2014 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return, (2) earnings before interest, taxes, depreciation and amortization, (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (4) changes in the market price of the common stock, (5) economic value-added, (6) funds from operations or similar measure, (7) sales or revenue, (8) achievement of specified research and development, publication, clinical and/or regulatory milestones, (9) acquisitions or strategic transactions, (10) operating income (loss), (11) cash flow (including, but not limited to, operating cash flow and free cash flow), (12) return on capital, assets, equity or investment, (13) return on sales, (14) gross or net profit levels, (15) productivity, (16) expense, (17) margins, (18) operating efficiency, (19) customer satisfaction, (20) working capital, (21) earnings (loss) per share of common stock, (22) sales or market shares and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 2,168,221 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 2,168,221 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

The Board of Directors believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the Reliance Period and to preserve our tax deduction for awards that qualify as “performance-based compensation” under Section 162(m) of the Code.

Summary of the 2014 Plan

The following description of certain features of the 2014 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2014 Plan, which is attached hereto as Appendix A.

Plan Administration. The 2014 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2014 Plan. The compensation committee may delegate to our chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines and in February 2015 delegated the authority to make employee new hire grants to our chief executive officer.

Eligibility. Persons eligible to participate in the 2014 Plan are those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the compensation committee in its discretion. As of March 17, 2015, approximately 32 individuals are currently eligible to participate in the 2014 Plan, which includes five officers, 20 employees who are not officers, and seven non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 2,168,221 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 2,168,221 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than 2,168,221 shares of common stock may be issued in the form of incentive stock options, such number to be cumulatively increased on each January 1 by the lesser of 4% of the number of shares of common stock outstanding on the immediately preceding December 31 or 2,168,221 shares of common stock.

Stock Options. The 2014 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2014 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on The NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the 2014 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock Awards. The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period or for board fees in lieu of cash compensation. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2014 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The compensation committee may grant cash bonuses under the 2014 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards. The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine.

Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event Provisions. The 2014 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2014 Plan, the 2014 Plan and all awards thereunder will terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, (i) we may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights, (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the compensation committee, to exercise all outstanding options and stock appreciation rights (to the extent then exercisable) held by such participant, or (iii) we may fully vest all outstanding awards.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2014 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2014 Plan, to certain limits in the 2014 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2014 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2014 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ Stock Market, any amendments that materially change the terms of the 2014 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2014 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2014 Plan. The Board of Directors initially adopted the 2014 Plan on June 4, 2014 and it was subsequently approved by our stockholders on June 5, 2014 and became effective immediately prior to the consummation of our initial public offering. Awards of incentive options may be granted under the 2014 Plan until June 4, 2024. No other awards may be granted under the 2014 Plan after the date that is ten years from the date of stockholder approval.

Plan Benefits

Because the grant of awards under the 2014 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2014 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2014 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during calendar year 2014: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options
Name and Position	Average Exercise Price ($)	Number (#)
Thomas E. Hughes, Ph.D.
Chief Executive Officer	—	—
Patrick Loustau
President	16.00	279,777
Alicia Secor
Chief Commercial Officer	9.67	159,235
All current executive officers, as a group	13.70	439,012
All current directors who are not executive officers, as a group	18.67	26,654
All current employees who are not executive officers, as a group	18.71	231,384

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2014 Plan. It does not describe all federal tax consequences under the 2014 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2014 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2014 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans

The following table sets forth information as of December 31, 2014 regarding shares of common stock that may be issued under the our equity compensation plans, consisting of the 2006 Plan, the 2014 Plan and our 2014 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted- average exercise price of outstanding options ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	2,008,574	(2)	6.65	(2)	1,672,601	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A

Total	2,008,574		6.65		1,672,601

(1)	Includes 2,008,574 shares of common stock issuable upon the exercise of outstanding options. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.
(2)	Does not include purchase rights accruing under the 2014 Employee Stock Purchase Plan because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)	As of March 17, 2015, there were 1,973,099 shares available for grant under the 2014 Plan and 262,136 shares available for grant under the 2014 Employee Stock Purchase Plan.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 3 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR the ratification of the 2014 Stock Option and Incentive Plan.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 17, 2015, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 26,856,329 shares of our common stock outstanding as of March 17, 2015. The number of shares beneficially owned includes shares of our common stock and shares of common stock that each person has the right to acquire within 60 days of March 17, 2015 upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percent
5% Stockholders
Atlas Venture Fund VII, L.P.(2)	5,632,730	21.0%
Third Rock Ventures, L.P.(3)	5,602,045	20.9%
Entities Affiliated with FMR LLC(4)	3,406,049	12.7%
Alta Partners VIII, L.P.(5)	1,164,329	4.3%
Named Executive Officers and Directors
Thomas E. Hughes, Ph.D.(6)	508,086	1.9%
Named Executive Officers
Patrick Loustau	—	* %
Alicia Secor(7)	53,688	* %
Other Directors
Peter Barrett, Ph.D.(8)	5,634,478	21.0%
Bruce Booth, Ph.D.(9)	5,633,604	21.0%
Avi Goldberg	115,880	* %
Frances K. Heller	7,961	* %
John L. LaMattina, Ph.D.(10)	2,654	* %
Kevin P. Starr(11)	9,356	* %
Frank E. Thomas(12)	2,962	* %
All directors and executive officers as a group (12 persons)(13)	6,570,887	24.4%

*	Indicates beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Zafgen, Inc., 175 Portland Street, 4th Floor, Boston, MA 02114.
(2)

The address for Atlas Venture Fund VII, L.P., or Atlas Venture VII, is 400 Technology Square, 10th Floor, Cambridge, MA 02139. Consists of 5,632,730 shares of common stock. All shares are held directly by Atlas Venture VII. Atlas Venture Associates VII, L.P., or AVA VII LP, is the general partner of Atlas Venture VII, and Atlas Venture Associates VII, Inc., or AVA VII Inc., is the general partner of AVA VII LP. Peter Barrett, Bruce Booth, Jean-Francois Formela and Jeff Fagnan is each a director of AVA VII Inc.

Drs. Barrett and Booth are members of our Board of Directors. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any.
(3)	The address for Third Rock Ventures, L.P., or TRV LP, is 29 Newbury Street, 3rd Floor, Boston, MA 02116. Consists of 5,602,045 shares of common stock. All shares are held directly by TRV LP. Each of Third Rock Ventures GP, LP, or TRV GP, the general partner of TRV LP, and Third Rock Ventures GP, LLC, or TRV LLC, the general partner of TRV GP, may be deemed to have voting and dispositive power over the shares held by TRV LP. Investment decisions with respect to the shares held by TRV LP are made by an investment committee at TRV GP comprised of Mark Levin, Kevin Starr and Bob Tepper. No stockholder, director, officer, manager, member or employee of TRV GP or TRV LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by TRV LP. Mr. Starr is a member of our Board of Directors.
(4)	Based solely on a Schedule 13G/A filed by FMR LLC on February 13, 2015. Fidelity Management & Research Company, or Fidelity, 245 Summer Street, Boston, Massachusetts 02110, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of shares of common stock as a result of acting as investment adviser to various investment companies, or Fidelity Funds, registered under Section 8 of the Investment Company Act of 1940. Consists of 3,406,049 shares of common stock held by entities affiliated with FMR LLC. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Fidelity Funds, each has sole power to dispose of the shares owned by the Fidelity Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(5)	Based solely on a Schedule 13D filed by Alta Partners VIII, L.P. on February 12, 2015. The address for Alta Partners VIII, L.P. is One Embarcadero Center, Suite 3700, San Francisco, CA 94111. Consists of 1,164,329 shares of common stock. These shares are held of record by Alta Partners VIII, L.P. Alta Partners Management VIII, LLC is the general partner of Alta Partners VIII, L.P. Guy Nohra, Daniel Janney and Farah Champsi are managing directors of Alta Partners Management VIII, LLC and exercise shared voting and investment powers with respect to the shares owned by Alta Partners VIII, L.P. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any.
(6)	Consists of 35,645 shares of common stock and 472,441 shares of common stock issuable upon exercise of options within 60 days of March 17, 2015.
(7)	Consists of 609 shares of common stock and 53,079 shares of common stock issuable upon exercise of options within 60 days of March 17, 2015.
(8)	Consists of (i) 1,748 shares of common stock Dr. Barrett holds in his individual capacity subject to restrictions under a Restricted Stock Agreement, which lapse over a period of one year starting January 1, 2015 on a quarterly basis in arrears, and (ii) 5,632,730 shares of common stock described in note (2) above. Dr. Barrett is a general partner of Atlas Venture Fund VII, L.P., and as such Dr. Barrett may be deemed to share voting and dispositive power with respect to all shares held by such entity. Dr. Barrett disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Barrett’s business address is 400 Technology Square, 10th Floor, Cambridge, MA 02139.
(9)

Consists of (i) 874 shares of common stock Dr. Booth holds in his individual capacity subject to restrictions under a Restricted Stock Agreement, which lapse over a period of one year starting January 1, 2015 on a quarterly basis in arrears, and (ii) 5,632,730 shares of common stock described in note (2) above. Dr. Booth is a general partner of Atlas Venture Fund VII, L.P., and as such Dr. Booth may be deemed to share voting and dispositive power with respect to all shares held by such entity. Dr. Booth disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Booth’s business address is 400 Technology Square, 10th Floor, Cambridge, MA 02139.
(10)	Consists of 2,654 shares of common stock issuable upon exercise of options within 60 days of March 17, 2015.
(11)	Consists of 9,356 shares of common stock Mr. Starr holds in his individual capacity, of which 1,248 shares of common stock are subject to restrictions under a Restricted Stock Agreement, which lapse over a period of one year starting January 1, 2015 on a quarterly basis in arrears.
(12)	Consists of 2,962 shares of common stock issuable upon exercise of options within 60 days of March 17, 2015.
(13)	Includes 764,930 shares of common stock issuable upon exercise of options within 60 days of March 17, 2015.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current position(s) at Zafgen and their ages as of March 17, 2015.

Name	Age	Position
Thomas E. Hughes, Ph.D.	55	Chief Executive Officer and Director
Patrick Loustau	52	President
Patricia L. Allen	53	Chief Financial Officer
Dennis D. Kim, M.D., M.B.A.	45	Chief Medical Officer
Alicia Secor	52	Chief Commercial Officer

You should refer to “Proposal 1: Election of Directors” above for information about our Chief Executive Officer, Thomas E. Hughes, Ph.D. Biographical information for our other executive officers, as of March 17, 2015, is set forth below.

Patrick Loustau. Mr. Loustau has served as our President since June 2014. From August 2010 to April 2014, Mr. Loustau served as SVP for Global Commercialization (Cardiovascular & Metabolics) at Bristol-Myers Squibb. From May 1996 to July 2010, he held roles as SVP for Global Marketing & Medical Affairs, VP, Sales Force and Managed Care/Government Affairs, President & GM (Toronto), Regional Business Directors Sales and Senior Director Marketing Diabetes and Project Leader-Business Acceleration at Novo Nordisk. Mr. Loustau launched his career with Parke-Davis as an HR and Training Manager in 1989. Mr. Loustau holds a Maitrise in Physiology from the University Paris-XI in Orsay, a DEA in Psychology from the University Paris-X in Nanterre and a DESS in Human Resources and Marketing from the Enterprise Administration Institute in Bordeaux.

Patricia L. Allen. Ms. Allen has served as our Chief Financial Officer since January 2013. Ms. Allen has over 20 years of financial leadership experience in the biotechnology industry at both publicly traded and private companies. From 2011 to 2012, she provided independent consulting services to biotechnology companies in a variety of areas, including interim CFO services, fundraising, deal structures, financial planning, organizational structure, investor relations and business development. Previously, from 2004 to 2011, Ms. Allen served as the Vice President of Finance, Treasurer and Principal Financial Officer of Alnylam Pharmaceuticals, Inc., a publicly traded biotechnology company, where she had significant interactions with the investment community and was influential in raising over $900 million via the company’s initial public offering, follow-on common stock offerings and multiple business development transactions with top-tier pharmaceutical companies. Prior to Alnylam, Ms. Allen was at Alkermes, Inc., a publicly traded biotechnology company, most recently as the Director of Finance. Ms. Allen began her career as an auditor at Deloitte & Touche, LLP. Ms. Allen graduated summa cum laude from Bryant College with a B.S. in business administration.

Dennis D. Kim, M.D., M.B.A. Dr. Kim has served as our Chief Medical Officer since September 2011. From 2001 to 2012, Dr. Kim was an assistant professor of medicine, division of endocrinology/metabolism, at the University of California, San Diego School of Medicine. From September 2008 to February 2011, Dr. Kim held multiple senior-level clinical and corporate affairs positions at Orexigen Therapeutics, a publicly-traded biopharmaceutical company focused on the treatment of obesity, including senior vice president, head of obesity/metabolic diseases; senior vice president, corporate development; and senior vice president, medical affairs and communications. Prior to Orexigen, from September 2007 to September 2008, he was chief medical officer and vice president of medical affairs at EnteroMedics, Inc. a publicly traded medical device company, where he oversaw all aspects of clinical affairs and successfully implemented an initial public offering as part of the executive team in 2007. Previously, from July 2001 to September 2007, he held positions of increasing responsibility at Amylin Pharmaceuticals, Inc., a publicly traded biotechnology company, most recently as executive director, corporate strategy, where he managed corporate and business strategic planning spanning all commercial products, developmental drug candidates, corporate alliance partnership and manufacturing support. Dr. Kim holds an M.D. from the University of Health Sciences, The Chicago Medical School, an M.B.A from University of California, San Diego Rady School of Management and a B.S. in biology from the University of California at Los Angeles.

Alicia Secor. Ms. Secor has served as our Chief Commercial Officer since January 2014. She brings over 20 years of pharmaceutical, biotechnology, and medical device experience. Ms. Secor has an established track record in leading the commercial development, and global expansion of products through various stages of life-cycle development, including pre-launch and late-stage commercial phases spanning multiple therapeutic areas including metabolic diseases. From August 2013 to October 2013, she served as Senior Vice President and Chief Operating Officer of Synageva BioPharma Corp., a publicly traded biotechnology company. Previously, from November 1998 to July 2013, Ms. Secor spent 15 years at Genzyme Corporation, a Sanofi Company, a publicly traded company, where she held various leadership positions, most recently as Vice President and General Manager of Metabolic Diseases, a global business consisting of five marketed products, including two products for orphan diseases. Prior to this role, she was Vice President and General Manager of Biosurgical Specialties, a surgical device business focused on adhesion prevention and other novel applications for biomaterials. During her tenure at Genzyme, she was instrumental in advancing products through clinical development and responsible for establishing and executing the commercial development and launch, general management and global expansion. Ms. Secor successfully led multiple strategic business development transactions, held global P&L responsibility, and built high performance teams, resulting in consistent growth and profitability across multiple businesses. Prior to Genzyme, Ms. Secor held positions at Alkermes in business development, at Centocor, Inc. (a Johnson & Johnson Company) in clinical and commercial operations, and began her career at Pfizer Inc. as a hospital-based sales representative. She received her M.B.A. from Northeastern University, and her B.S. in Healthcare Administration from the University of New Hampshire.

RELATED PERSON TRANSACTIONS

We describe below the transactions, and series of similar transactions, since January 1, 2014, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

In connection with our initial public offering, we adopted a written policy that requires all transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Participation in Initial Public Offering

Certain of our pre-initial public offering stockholders purchased an aggregate of approximately 1,500,000 shares of our common stock in our initial public offering at a price of $16 per share, or approximately $24.0 million in the aggregate.

Purchaser	Initial Public Offering Shares
Entities affiliated with Fidelity Investments	850,000
Venrock	175,000
Brookside Capital	300,000
RA Capital	175,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, Peter Barrett, Ph.D., John L. LaMattina, Ph.D. and Kevin P. Starr served on the compensation committee, which was chaired by John L. LaMattina, Ph.D. None of the members of our compensation committee has at any time during the last three years been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2014, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, except Dr. Hughes, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chairman of the Board of Directors (“Chairman of the Board”) and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as Chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our By-laws do not require our Chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at http://ir.zafgen.com/corporate-governance.cfm. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Zafgen, Inc., 175 Portland Street, 4th Floor, Boston, MA 02114, Attention: Chief Financial Officer. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website (available at http://www.zafgen.com/) and/or in our public filings with the SEC.

Corporate Governance Guidelines. The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NASDAQ Stock Market and our certificate of incorporation and By-laws. Our corporate governance guidelines are available in the corporate governance section of our website at http://ir.zafgen.com/corporate-governance.cfm. Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.

Board Meetings and Committees. Our Board of Directors held nine meetings during 2014. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2014, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Now that we are a public company, continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. This is our first annual meeting of stockholders since we became a public company in June 2014.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, nominating and corporate governance committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2014, our Board of Directors had three standing committees: audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee.

Frances K. Heller, Kevin P. Starr and Frank E. Thomas serve on the audit committee, which is chaired by Frank E. Thomas. Our Board of Directors has determined that Frank E. Thomas and Frances K. Heller are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable NASDAQ Stock Market rules, and have sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Frank E. Thomas as an “audit committee financial expert,” as defined under the applicable rules of the SEC. Our board has determined that while Kevin Starr satisfies the independence requirements under applicable NASDAQ Stock Market rules, he does not satisfy the independence requirements of the SEC applicable to members of audit committees. The transition rules of the SEC provide that two members of the audit committee may be exempt from these more stringent independence requirements for 90 days after the effectiveness of the registration statement for the initial public offering and one member may be exempt for one year after the effectiveness of the registration statement for the initial public offering. Our Board of Directors intends to cause our audit committee to comply with the transition rules within the applicable time periods. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

The audit committee held four meetings during 2014. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the audit committee charter is available on our website at http://ir.zafgen.com/corporate-governance.cfm.

Compensation Committee.

Peter Barrett, Ph.D., John L. LaMattina, Ph.D. and Kevin P. Starr serve on the compensation committee, which is chaired by John L. LaMattina, Ph.D. Our Board of Directors has determined that each member of the compensation committee is “independent” as defined in the applicable NASDAQ Stock Market rules. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the Board of Directors the corporate succession plans for the Chief Executive Officer and other key officers.

The Compensation Committee held one meeting during 2014. The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at http://ir.zafgen.com/corporate-governance.cfm.

Nominating and Corporate Governance Committee.

Peter Barrett, Ph.D. and Kevin P. Starr serve on the nominating and corporate governance committee, which is chaired by Peter Barrett, Ph.D. Our Board of Directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable NASDAQ Stock Market rules. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the Board of Directors and management.

The nominating and corporate governance committee operates pursuant to a written charter adopted by the Board, which is available on our website at http://ir.zafgen.com/corporate-governance.cfm, and held its first meeting in 2015. No meetings of the nominating and corporate governance committee were held in 2014.

The nominating and corporate governance committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this Proxy Statement under the heading “Stockholder Matters-Stockholder Recommendations for Director Nominations.” The Nominating Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this Proxy Statement under the heading “Stockholder Matters-Deadline for Stockholder Proposals and Director Nominations.”

Identifying and Evaluating Director Nominees. The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Director’s approval as director nominees for election to the Board of Directors.

Minimum Qualifications. The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Director’s selection as nominees for the Board of Directors and as candidates for appointment to the Board of Director’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board of Directors.

Stockholder Recommendations. Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at Zafgen, Inc., 175 Portland Street, 4th Floor, Boston, MA 02114, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications. The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Zafgen, Inc., 175 Portland Street, 4th Floor, Boston, MA 02114, Attention: Chairman of the Board.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Zafgen, Inc., 175 Portland Street, 4th Floor, Boston, MA 02114, Attention: [Name of Individual Director].

We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such securityholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Risk Oversight. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, PricewaterhouseCoopers LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by PricewaterhouseCoopers LLP; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

The audit committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2014, with management. The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The audit committee considered any fees paid to PricewaterhouseCoopers LLP for the provision of non-audit related services and does not believe that these fees compromise PricewaterhouseCoopers LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

THE AUDIT COMMITTEE

Frank E. Thomas

Frances K. Heller

Kevin P. Starr

EXECUTIVE COMPENSATION

Overview

Our compensation programs are designed to:

•	attract and retain individuals with superior ability and managerial experience;

•	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has hired Radford, an Aon Hewitt company, to provide these services.

Executive Compensation Components

Our executive compensation consists of base salary, cash incentive bonuses, long-term incentive compensation in the form of restricted common stock, restricted stock units and stock options and broad-based benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including Company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Base Salary

Base salary is intended to provide compensation for day-to-day performance. The compensation committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries for our named executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are originally established at the time the executive is hired based on individual experience, skills and expected contributions, our understanding of what executives in similar positions at peer companies were paid, and also negotiations during the hiring process. The base salaries of our named executive officers are reviewed annually and may be adjusted to reflect market conditions and our executives’ performance during the prior year as well as the financial position of the Company, or if there is a change in the scope of the officer’s responsibilities. As of December 31, 2014, the base salaries of our named executive officers were as described in “Summary Compensation Table—2014 and 2013 Fiscal Years” below.

Performance-based Cash Bonus

Our compensation committee has the authority to award annual performance-based cash bonus to our executive officers. In February 2015, the compensation committee approved performance-based cash bonus for our named executive officers as described in “Summary Compensation Table—2014 and 2013 Fiscal Years” below. These payments were awarded in recognition of our named executive officer’s performance in achieving certain corporate, clinical, and operational milestones.

Equity Incentive Compensation

Equity incentive grants to our named executive officers are made at the discretion of the compensation committee under the terms of the 2014 Plan except for equity incentive grants for the Chief Executive Officer which are approved by the full Board of Directors. We believe that equity incentives subject to vesting over time or upon achievement of performance objectives, can be an effective vehicle for the long-term element of compensation, as these awards align individual and team performance with the achievement of our strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least fair market value of our common stock on the date of grant, reward executive officers only if the stock price increases from the date of grant.

Employee Benefits

In addition to the primary elements of compensation described above, the named executive officers also participate in the same broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan. The Company does not provide special benefits to its executives and officers.

Simple IRA

In 2009, we established a Savings Incentive Match Plan for employees. Under the terms of the plan, we contribute 2% of an employee’s annual base salary, up to a maximum of the annual Internal Revenue Service compensation limits, for all full-time employees.

Summary Compensation Table—2014 and 2013 Fiscal Years

The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2014 and December 31, 2013 to our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the year ended December 31, 2014. These individuals are our named executive officers for 2014.

Name and Principal Position	Year	Salary ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation ($)		Total ($)
Thomas E. Hughes, Ph.D.	2014	425,000		—	178,500	5,200	(6)	608,700
Chief Executive Officer	2013	400,000		591,961	120,000	5,100	(6)	1,117,061
Patrick Loustau	2014	195,385	(3)	3,379,818	70,000	29,332	(5)	3,674,535
President
Alicia Secor	2014	328,750	(4)	1,161,651	99,000	5,200	(6)	1,594,601
Chief Commercial Officer

(1)	The 2014 performance-based cash bonuses have been approved by the Board of Directors, and as such are included in the table above.
(2)

Amounts represent the aggregate grant-date fair value of option awards granted to our named executive officers in 2013 and 2014 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” included in our Annual Report on Form 10-K for 2014. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.
(3)	Represents base salary earned by Mr. Loustau for services as our President during 2014. Mr. Loustau’s employment with us commenced on June 16, 2014 and his annual base salary during this period was $400,000.
(4)	Represents base salary earned by Ms. Secor for services as our Chief Commercial Officer during 2014. Ms. Secor’s employment with us commenced on January 2, 2014 and her annual base salary during this period was $330,000.
(5)	Consists of Simple IRA contribution in the amount of $3,907 and reimbursement for relocation costs in the amount of $25,425 as per Mr. Loustau’s employment agreement.
(6)	Consists of Simple IRA contribution.

Employment Agreements with Our Named Executive Officers

We have entered into an employment agreement or offer letter with each of our named executive officers in connection with their employment with us. These employment agreements and offer letters provide for “at will” employment.

Thomas E. Hughes, Ph.D. On July 25, 2008, we entered into an offer letter with Dr. Hughes for the position of President and Chief Executive Officer. Dr. Hughes’ employment has no specified term, but can be terminated at will by either party. Dr. Hughes currently receives a base salary of $450,000, which is subject to review and adjustment in accordance with company policy. Dr. Hughes is also eligible for an annual merit bonus with a target bonus opportunity of 35% of his base salary, payable at the discretion of the Board of Directors, based upon performance. Dr. Hughes is eligible to participate in our employee benefit plans generally available to our executive employees, subject to the terms of those plans.

Patrick Loustau. On June 3, 2014, we entered into an offer letter with Mr. Loustau for the position of President. Mr. Loustau’s employment has no specified term, but can be terminated at will by either party. Mr. Loustau currently receives a base salary of $406,000, which is subject to review and adjustment in accordance with company policy. Mr. Loustau is also eligible for an annual merit bonus with a target bonus opportunity of 35% of his base salary, payable at the discretion of the Board of Directors, based upon performance. Mr. Loustau is eligible to participate in our employee benefit plans generally available to our executive employees, subject to the terms of those plans. He is also eligible to severance pay and health benefits for three months upon termination without cause or for good reason, each as defined in the offer letter.

Alicia Secor. On December 4, 2013, we entered into an offer letter with Ms. Secor for the position of Chief Commercial Officer. Ms. Secor’s employment has no specified term, but can be terminated at will by either party. Ms. Secor currently receives a base salary of $340,000, which is subject to review and adjustment in accordance with company policy. Ms. Secor is also eligible for an annual merit bonus with a target bonus opportunity of 30% of her base salary, payable at the discretion of the Board of Directors, based upon performance. Ms. Secor is eligible to participate in our employee benefit plans generally available to our executive employees, subject to the terms of those plans.

Payments Provided Upon a Change of Control

Pursuant to Dr. Hughes’ offer letter, we agreed to make certain equity awards to him in the form of options to purchase common stock, and in the event of a change of control of the company, any unvested stock options will be accelerated such that 100% of the shares underlying such options which would otherwise be unvested at the time of the change of control will become vested upon the change of control. Furthermore, pursuant to Mr. Loustau’s offer letter, 25% of unvested stock options will be accelerated such that the shares underlying such options which would otherwise be unvested at the time of the change of control will become vested upon the change of control. “Change of control” is defined as the acquisition of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly by any individual, corporation, partnership or any other entity or organization other than the company or its affiliates of the company’s securities representing a majority or more of the voting power of the company’s then outstanding securities, a merger or consolidation with any other corporation or the sale by the company of all or substantially all of its assets.

Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreements

Each of our named executive officers has entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of the named executive officer’s employment and for 12 months thereafter, the named executive officer will not compete with us and will not solicit our employees, consultants, customers or suppliers.

Outstanding Equity Awards at Fiscal Year-End—2014

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Thomas E. Hughes, Ph.D.	128,857	(1)	—		0.75	12/15/2018
Thomas E. Hughes, Ph.D.	12,420	(2)	—		0.75	3/18/2019
Thomas E. Hughes, Ph.D.	136,146	(3)	—		0.82	3/10/2020
Thomas E. Hughes, Ph.D.	167,157		167,158	(4)	2.45	6/12/2023
Patrick Loustau	—		297,777	(5)	16.00	6/18/2024
Alicia Secor	—		159,235	(6)	9.67	1/02/2024

(1)	Under the terms of Dr. Hughes’ option agreement, the shares vested in 36 equal monthly installments beginning on October 2, 2009 and became fully vested on September 2, 2012.
(2)	Under the terms of Dr. Hughes’ stock option agreement, all of the shares became fully vested on March 19, 2009.
(3)	Under the terms of Dr. Hughes’ stock option agreement, 4% of the shares vested on March 11, 2010 and the remaining vested in equal installments and became fully vested on January 1, 2014.
(4)	Under the terms of Dr. Hughes’ stock option agreements, 25% of the shares vested on December 19, 2013 and the remaining unvested shares will vest in equal monthly installments through December 19, 2016.
(5)	Under the terms of Mr. Loustau’s stock option agreement, 25% of the shares vest on June 16, 2015 and the remaining unvested shares will vest in equal monthly installments through June 16, 2018.
(6)	Under the terms of Ms. Secor’s stock option agreements, 25% of the shares vest on January 2, 2015 and the remaining unvested shares will vest in equal monthly installments through January 2, 2018.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk-taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Rule 10b5-1 Sales Plans

Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The compensation committee reviewed and discussed the disclosure included in the Executive Compensation section of this Proxy Statement with management. Based on the review and discussions, the compensation committee recommended to the Board of Directors that the disclosure included in the Executive Compensation section be included in this Proxy Statement for the year ended December 31, 2014, for filing with the SEC.

THE COMPENSATION COMMITTEE

John L. LaMattina, Ph.D.

Peter Barrett, Ph.D.

Kevin P. Starr

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our nonemployee directors during 2014. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other nonemployee members of our Board of Directors in 2014. We reimburse nonemployee directors for reasonable travel expenses. Dr. Hughes, our Chief Executive Officer, receives no compensation for his service as a director, and, consequently, is not included in this table. The compensation received by Dr. Hughes as an employee during 2014 is presented in the “Summary Compensation Table—2014 and 2013 Fiscal Years.”

Name	Fees earned or paid in cash($)	Option awards($)(1)	Total($)
Peter Barrett, Ph.D.	37,333	—	37,333
Bruce Booth, Ph.D.	20,521	—	20,521
Avi Goldberg	18,667	—	18,667
Frances K. Heller	12,160	212,939	225,099
John L. LaMattina, Ph.D.	36,500	—	36,500
Kevin P. Starr	26,667	—	26,667
Frank E. Thomas	26,667	160,995	187,662

(1)	Amounts represent the aggregate grant-date fair value of option awards granted to our directors in 2014 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Result of Operations,” included in our Annual Report on Form 10-K. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors.

Our Board of Directors has adopted a nonemployee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber nonemployee directors. Under the policy, all nonemployee directors will be paid cash compensation from and after the completion of this offering, as set forth below:

Annual Retainer
Board of Directors:
All nonemployee members (including Chairman of the Board of Directors)	$35,000
Chairman	$25,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$7,500
Non-Chairman members	$3,750

Under the nonemployee director compensation policy, each person who is initially appointed or elected to the Board of Directors will be eligible for an option grant to purchase up to 24,000 shares of our common stock under the 2014 Plan on the date he or she first becomes a nonemployee director, which will vest monthly over a three-year period. In addition, on the date of the annual meeting of stockholders, each continuing nonemployee director who has served on the Board of Directors for a minimum of six months will be eligible to receive an annual option grant to purchase up to 12,000 shares of our common stock, which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. All of the foregoing options will be granted at fair market value on the date of grant. All of the foregoing option grants will become immediately exercisable upon the death or disability of the applicable director, or upon a change in control of the company.

Each nonemployee director shall have the right to elect to receive all or a portion of his or her annual cash compensation under the nonemployee director compensation policy in the form of stock options to purchase our common stock or restricted common stock. Any such election will be made before the start of our fiscal year and with any such stock options or restricted common stock elected by the directors to vest over a period of one year on a quarterly basis in arrears, with stock options to expire ten years from the date of grant.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2014, as applicable, is being delivered to stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 175 Portland Street, 4th Floor, Boston, MA 02114, Attention: Secretary or call us at (617) 622-4003. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

APPENDIX A

ZAFGEN, INC.

2014 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Zafgen, Inc. 2014 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Zafgen, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price of the Stock. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: achievement of specified research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control of the Company (including a Sale Event);

(vi) subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 13,616,428 shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2015 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4% percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2015 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 13,616,428 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). The shares of Stock underlying any Awards under the Plan and under the Company’s Amended and Restated 2006 Stock Option Plan, as amended, that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 13,616,428 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) [Reserved]

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, the Plan and all outstanding Awards hereunder will terminate at the effective time of such Sale Event. Notwithstanding the foregoing, the Administrator may in its discretion, or to the extent specified in the relevant Award Certificate, cause certain Awards to become vested and/or exercisable immediately prior to such Sale Event. In the event of such termination, (i) the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable after taking into account any acceleration thereunder at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee, including those that will become exercisable upon the consummation of the Sale Event (provided that such exercise shall be subject to the consummation of the Sale Event). The Company shall also have the right, but not the obligation, to make or provide a cash payment to the grantees holding other Awards, in exchange for cancellation thereof an amount equal to the Sale Price multiplied by the number of shares subject to such Awards, to be paid at the time of the Sale Event or upon the later vesting of such Awards

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Stock (the “Restricted Shares”) subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 13 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee (or any other eligible individual that the Administrator determines is reasonably likely to become a Covered Employee), the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 13,616,428 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. Transferability of Awards

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16. Section 409A awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective immediately prior to the Company’s Initial Public Offering, following stockholder approval of the Plan in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: June 4, 2014

DATE APPROVED BY STOCKHOLDERS: June 5, 2014

ZAFGEN, INC. 175 PORTLAND STREET, 4TH FLOOR BOSTON, MA 02114

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

01	Bruce Booth, Ph.D.	☐	☐	☐

02	Avi Goldberg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;	☐	☐	☐

3.	To ratify the 2014 Stock Option and Incentive Plan; and	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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ZAFGEN, INC.

Annual Meeting of Stockholders

June 25, 2015 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas E. Hughes and Patricia L. Allen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of ZAFGEN, INC. that the stockholder(s) is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on June 25, 2015, at the offices of Goodwin Procter at 53 State Street, Exchange Place, Boston, Massachusetts 02109, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side